Exhibit 10(b)
Amendment to Amended and Restated Wachovia Corporation 2003 Stock Incentive Plan
Effective February 24, 2009, the Amended and Restated Wachovia Corporation 2003 Stock Incentive Plan is amended as follows:
     1. Section 3(f) of the Plan is amended in its entirety to read as follows:
     “Prior to January 1, 2009 and for purposes of all Awards granted under the Plan prior to that date, “Board” means the Board of Directors of Wachovia. As of January 1, 2009, “Board” means the Board of Directors of Wells Fargo, as successor by merger to Wachovia.”
     2. Section 3(i) of the Plan is amended in its entirety to read as follows:
     “Prior to January 1, 2009 and for purposes of all Awards granted under the Plan prior to that date, “Committee” means the Management Resources & Compensation Committee of the Board or such other committee as is appointed by the Board to administer the Plan. As of January 1 2009, “Committee” means the Human Resources Committee of the Board or such other committee as is appointed by the Board to administer the Plan.”
     3. Section 3(j) of the Plan is amended in its entirety to read as follows:
     “Prior to January 1, 2009 and for purposes of all Awards granted under the Plan prior to that date, “Corporation” means (i) Wachovia and any entity that is directly or indirectly controlled by Wachovia, or (ii) any entity in which Wachovia has a significant equity interest, as determined by the Committee. As of January 1, 2009, “Corporation” means (i) Wells Fargo and any entity that is directly or indirectly controlled by Wells Fargo, or (ii) any entity in which Wells Fargo has a significant equity interest, as determined by the Committee. Notwithstanding the immediately preceding sentence, for purposes of determining the Employees of the Corporation eligible to receive an Option or SAR pursuant to this Plan, “Corporation” shall mean Wells Fargo and any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of U. S. Treasury Regulation 1.409A-1(b)(5)(iii)(E)(1)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which Wells Fargo has a controlling interest.”

     4. Section 3(l) of the Plan is amended in its entirety to read as follows:
     ““Disability”, with respect to an Employee, means having received long-term disability benefits under the Corporation’s Long-Term Disability Plan (or successor thereto) for a period of 12 consecutive months or, if an Employee is not a participant in such a Long-Term Disability Plan, permanent disability as determined by the Corporation.”
     5. Section 3(o) of the Plan is amended in its entirety to read as follows:
     “Prior to February 24, 2009 and with respect to Awards granted (as of the Date of Grant or valuation date, as applicable) or exercised (as of the date of exercise or valuation date, as applicable) prior to that date, “Fair Market Value” means the closing sales price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the closing sales price on the New York Stock Exchange Composite Tape on the first trading day before such valuation date. As of February 24, 2009 and with respect to any Awards granted prior to that date but exercised by a Participant on or after that date (as of the date of exercise or valuation date, as applicable), “Fair Market Value” means the closing sales price of the Shares on the New York Stock Exchange on the valuation date, or, if there were no sales on the valuation date, the closing sales price on the New York Stock Exchange on the first trading day before such valuation date.”
     6. Section 3(ii) of the Plan is amended in its entirety to read as follows:
     ““Shares” means the common stock of Wells Fargo & Company, par value $1-2/3 per share.”
     7. Section 3 of the Plan is amended to add the following new subsections:
     “(ll) “Affiliate” means any corporation of limited liability company, a majority of the voting stock of membership interests of which is directly or indirectly owned by Wells Fargo, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.
     (mm) “Date of Grant” means (i) with respect to an Option, the date on which the Committee completes the corporate action necessary to create an offer of stock for sale to an Employee under the terms and conditions of, or a legally binding right constituting, the Option; and (ii) with respect to an Award other than an Option, the date on which the Committee grants the Award. With respect to any Award, the Committee may specify a future date on which the grant is to be granted or become effective.
     (nn) “U.S. Treasury Regulation” means Title 26 of the United States Code of Federal Regulations, as amended from time to time, and any successor or replacement thereof.
     (oo) “Wells Fargo” means Wells Fargo & Company, a Delaware corporation.”
     8. Section 5 of the Plan is amended to add the following clause to the end of the first sentence.
     “; provided that, consistent with New York Stock Exchange requirements, no individuals who were employed by Wells Fargo or any of its subsidiaries immediately prior to the merger between Wells Fargo and Wachovia on December 31, 2008 shall be eligible to receive Awards under the Plan.”
     9. Section 6(a) of the Plan is amended to add the following new sentence to the end thereof:
     “Consistent with the Agreement and Plan of Merger dated October 3, 2008 between Wells Fargo and Wachovia, New York Stock Exchange requirements and the provisions of this Plan, the number of Shares available for grant under this Plan after December 31, 2008 shall be adjusted as provided in subsection (c) below to give effect to the 0.1991 exchange ratio applied to shares of Wachovia common stock in connection with the merger between Wells Fargo and Wachovia.”
     10. Section 7(a) of the Plan is amended to delete the phrase “date of grant” each place where it appears and to substitute the defined term “Date of Grant”.
     11. The last sentence of Section 7(a) of the Plan is amended to delete the phrase “date of its grant” and to substitute the phrase “of its Date of Grant”.
     12. Section 7(a)(v) of the Plan is further amended to add the following new sentence to the end thereof:
     “No Options in the form of ISOs may be granted under the Plan on or after January 1, 2009 unless the Corporation has obtained the requisite shareholder approval under Section 422 of the Code.”

     13. Section 7(a) of the Plan is further amended to add the following new subsections to the end thereof:
     “(vi) Modification. No modification (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(B)) shall be made with respect to any Option if such modification would result in the Option constituting a deferral of compensation, and no extension (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(C)) shall be made with respect to any Option if such extension would result in the Option having an additional deferral feature from the Date of Grant, in each case without the Participant’s consent.”
     14. Section 11 of the Plan is amended in its entirety to read as follows:
     “11. Payments and Payment Deferrals
     Payment of Awards may be in the form of cash, Shares, other Awards, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may defer a Participant’s vesting of RSAs, Performance Stock Awards or Options. Except with respect to Options or SARs, the Committee may also require or permit a Participant to defer such Participant’s receipt or issuance of Shares from RSUs or Performance Unit Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. Except with respect to Options or SARs, the Committee also may, in its discretion, provide that deferred settlements of Awards include the payment or crediting of earnings on deferred amounts. In addition, except with respect to Options or SARs, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would disallow a tax deduction by the Corporation for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.”
     15. This Amendment is effective as of February 24, 2009. Except as specifically provided to the contrary herein, any Awards granted under the Plan prior to the effective date of this Amendment shall continue in accordance with their original terms.
     16. Except as modified by this Amendment, all provisions of the Plan shall continue on in full force and effect.